UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 12, 2005

                                COMPUPRINT, INC.
             (Exact name of registrant as specified in its charter)

       NORTH CAROLINA             333-90272                56-1940918
(State or other jurisdiction     (Commission              (IRS Employer
      of incorporation)         File Number)           Identification No.)

              99 Park Avenue, 16th Floor, New York, New York 10016
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 286-0747

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES YEAR

On December 12, 2005, in a transaction deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering, the Company entered into a Securities Purchase Agreement with Belhasa International Co. LLC, a United Arab Emirates entity that represented to the Company that it is an accredited investor, pursuant to which the Company sold 1,000,000 shares of common stock, 150,000 warrants exercisable for one year, and 2,000,000 warrants exercisable for six months. The 150,000 one-year warrants are exercisable for six months at $1.25 per share and are thereafter exercisable at $1.50 per share. The 2,000,000 six-month warrants are exercisable for three months at $1.15 per share and are thereafter exercisable at $1.50 per share, provided that the initial exercise of these six-month warrants must be for the purchase of at least 1,000,000 shares of common stock. The Company applied the proceeds of $1,000,000 from the sale of the securities to its working capital.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS

Exhibit Number             Description of Exhibit

10.1*                      Securities Purchase Agreement, entered December 2005


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*  Filed herewith.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMPUPRINT, INC.


Date: December 15, 2005             By: /s/ Roman Rozenberg
                                       -----------------------------------------
                                        Roman Rozenberg, Chief Executive Officer


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